UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                  (RULE14a-101)

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                           TROY FINANCIAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)


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FIRST NIAGARA FINANCIAL GROUP, INC. AND TROY FINANCIAL CORPORATION RECEIVE
REGULATORY AND SHAREHOLDER APPROVALS AND ANNOUNCE PRELIMINARY ELECTION RESULTS

Lockport, N.Y. and Troy, N.Y. - December 18, 2003 - First Niagara Financial Group, Inc. (NASDAQ: FNFG) and Troy Financial Corporation (NASDAQ: TRYF) announced today that they have received Troy Financial Corporation shareholder and all bank regulatory approvals to proceed with their merger. Under terms of the merger agreement dated August 10, 2003, First Niagara agreed to pay $35.50 per share for all of the outstanding shares of Troy Financial Corporation in the form of cash or First Niagara common stock or a combination of cash and shares of First Niagara common stock, provided that in the aggregate, the consideration paid is 43% cash and 57% common stock.

In accordance with the terms of the merger agreement and based upon the preliminary election results, Troy Financial Corporation stockholders who made an all stock election, did not make an election or indicated "No Preference" will receive 2.34323 shares of First Niagara common stock for each of their shares of Troy Financial Corporation common stock. Additionally, Troy Financial Corporation stockholders who elected to receive a combination of cash and shares of First Niagara common stock will receive $15.26500 in cash and 1.33564 shares of First Niagara common stock for each of their shares. Since Troy shareholders elected to receive more than 43% of the merger consideration in cash, shareholders who made an all cash election will receive a combination of $27.9720 in cash and 0.49690 shares of First Niagara common stock for each of their shares. The all cash election exchange ratio is preliminary and subject to adjustment. The final all cash election exchange ratio, which is not expected to differ significantly from those reported above, will not be available until after the effective date of the merger.

"With all of the required bank approvals now in place, and our integration teams hard at work, we are on course to complete our acquisition of Troy in January 2004 as originally announced," stated First Niagara Financial Group, Inc. President and CEO Paul J. Kolkmeyer. "We look forward to continuing the extraordinary level of service that Troy customers have come to expect and creating further value for new and existing First Niagara shareholders. We thank everyone for their support and continued confidence in First Niagara."

Commenting on the vote, Daniel J. Hogarty, Jr. Chairman, President and CEO of Troy Financial stated, "I am pleased the Troy shareholders voted overwhelmingly to approve the merger with First Niagara Financial Group, Inc. The purchase price represents excellent value for Troy's shareholders. Troy and First Niagara have long and proud histories as community banks and this combination represents a new era for Troy's communities."

First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $3.5 billion and deposits of $2.3 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 47 banking centers, a loan production office, several financial services subsidiaries, and 70 ATMs throughout upstate New York. On August 11, 2003 the Company announced its intentions to acquire Troy Financial Corporation a $1.4 billion asset bank. Troy Financial Corporation, headquartered in Troy, New York, is the holding company for The Troy Savings Bank and The Troy Commercial Bank. Founded in 1823, The Troy Savings Bank is the oldest state chartered savings bank in New York State. Troy Financial is a full-service financial services company and The Troy Savings Bank is one of the leading community banks in New York's Capital Region with twenty-one branch offices.

FORWARD-LOOKING STATEMENTS - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.


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FIRST NIAGARA FINANCIAL GROUP, INC.
-----------------------------------
Paul J. Kolkmeyer                      President and Chief Executive Officer

Christopher J. Thome                   Reporting and Investor Relations Manager
                                       (716) 625-7645
                                       chris.thome@fnfg.com
                                       --------------------

Leslie G. Garrity                      Public Relations and Corporate
                                       Communications Manager
                                       (716) 625-7528
                                       leslie.garrity@fnfg.com
                                       -----------------------

TROY FINANCIAL CORPORATION
--------------------------
Daniel J. Hogarty, Jr.                 Chairman, President and Chief Executive
                                       Officer

David J. DeLuca                        Senior Vice President and Chief Financial
                                       Officer
                                       (518) 270-3206
                                       ddeluca@troysavingsbank.com
                                       ---------------------------